Exhibit 99.1

Talis Biomedical Announces Business Update and First Quarter 2023 Financial Results

Conference call and webcast today at 4:30pm Eastern/1:30pm Pacific

REDWOOD CITY, Calif. – May 11, 2023 – Talis Biomedical Corporation (Nasdaq: TLIS), a diagnostic company dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care, today announced a business update and reported financial results for the first quarter ended March 31, 2023.

Business Update

•
Established ability to manufacture cartridges and instruments that puts us on a path to meaningful margins at scale, at the pace and quality needed to execute the company’s business strategy
•
Prioritized development of four Talis One® test panels to address significant unmet needs in the women’s and sexual health markets, consisting of:
1.
Influenza A, influenza B and COVID-19 respiratory panel
2.
Chlamydia, gonorrhea and trichomonas vaginalis (CT/NG/TV) panel
3.
Herpes simplex virus (HSV1-2) panel
4.
Vaginal infection panel
•
Received feedback from the FDA on pre-submissions to support 510(k) clearance of respiratory and CT/NG/TV test panels
•
Delivered 62% improvement in net cash used in operating activities year-over-year, extending our cash runway into 2025

“With significant advances in our manufacturing capabilities, a clearly defined product menu and disciplined regulatory strategy to minimize risk, Talis Biomedical is executing on our plan to deliver multiple women’s and sexual health test panels at the point of care,” said Rob Kelley, chief executive officer of Talis Biomedical. “We are well capitalized and have an experienced team in place to unlock this large and untapped $3 billion market with our differentiated Talis One system.”

First Quarter 2023 Financial Results

Revenue was $1.2 million for the first quarter of 2023, compared to $3.2 million for the same period in 2022. This includes $1.1 million of NIH grant revenue and $0.1 million of product revenue from antigen testing sales.

Operating expenses were $20.2 million in the first quarter of 2023, compared to $36.2 million for the same period in 2022. The decrease was primarily driven by lower antigen test and raw card inventory expenses and the realization of benefits from the cost reduction measures implemented during 2022. The Company also incurred $3.1 million of non-recurring expenses to obtain a license to patents and cartridge raw materials in connection with the termination of a supply agreement with one of its contract manufacturers.

Net loss was $17.8 million for the first quarter of 2023, compared to $33.1 million for the same period in 2022.

Cash and Liquidity

Unrestricted cash and cash equivalents as of March 31, 2023, were $113.0 million.

Net cash used in operating activities for the first quarter of 2023 was $16.5 million, as compared to $43.8 million in the first quarter of 2022. This decrease was primarily driven by lower headcount costs from the Company’s spending reduction program as well as declines in payments for antigen test and raw card inventory.

About Talis Biomedical

Talis Biomedical is dedicated to advancing health equity and outcomes through the delivery of accurate infectious disease testing in the moment of need, at the point of care. The company plans to develop and commercialize innovative products on its sample-to-answer Talis One®system to enable accurate, low cost, and rapid molecular testing. For more information, visit talisbio.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “would,” “should,” “believe,” “expect,” “anticipate,” “could,” “estimate,” “continue,” “predict,” “potential,” “forecast,” “project,” “plan,” “intend” or similar expressions, or other words that convey uncertainty of future events or outcomes can be used to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our plans to advance our pipeline, including the plans to develop Talis One assays in the women’s and sexual health markets; the size and potential of our opportunity in the women’s and sexual health markets; our ability to capitalize on any competitive advantages; our ability to position the Company to provide durable value to our shareholders; the benefits of our regulatory strategy; our future revenue growth and profit margins; and our ability to lower our cash burn, extend operations and extend our cash runway. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties associated with development and regulatory approval, the impact to our business from global economic conditions, including inflationary pressures, the ongoing COVID-19 pandemic and any related impact on our ability to develop our pipeline products, our ability to achieve or sustain profitability, our ability to launch and gain market acceptance for our pipeline products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing, capacity constraints or delays in production of our products, product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Talis assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Contact

Media & Investors
Emily Faucette
efaucette@talisbio.com
415-595-9407

Talis Biomedical Corporation

Condensed Balance Sheets

(in thousands)

	March 31	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 112,959	$ 130,191
Restricted cash	1,010	—
Accounts receivable, net	127	308
Prepaid expenses and other current assets	1,492	2,783
Total current assets	115,588	133,282
Property and equipment, net	3,634	3,312
Operating lease right-of-use-assets	12,289	30,920
Other long-term assets	1,542	1,776
Total assets	$ 133,053	$ 169,290
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 3,871	$ 3,768
Accrued compensation	2,733	4,212
Accrued liabilities	1,614	989
Operating lease liabilities, current portion	2,962	3,703
Total current liabilities	11,180	12,672
Operating lease liabilities, long-term portion	11,749	29,879
Total liabilities	$ 22,929	$ 42,551
Stockholders’ equity:
Series 1 convertible preferred stock	3	3
Common stock	3	3
Additional paid-in capital	605,903	604,687
Accumulated deficit	(495,785)	(477,954)
Total stockholders’ equity	110,124	126,739
Total liabilities and stockholders’ equity	$ 133,053	$ 169,290

Talis Biomedical Corporation

Condensed Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2023	2022
Revenue
Grant revenue	$ 1,081	$ 874
Product revenue, net	137	2,313
Total revenue, net	1,218	3,187
Operating expenses:
Cost of products sold	20	3,521
Research and development	13,796	20,703
Selling, general and administrative	6,399	11,930
Total operating expenses	20,215	36,154
Loss from operations	(18,997)	(32,967)
Other income (expense), net	1,166	(84)
Net loss and comprehensive loss	$ (17,831)	$ (33,051)